UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2005
Horizon Offshore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16857	76-0487309
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
     On December 12, 2005, pursuant to the terms of the Certificate of Designation governing the preferences and rights of the Series B Mandatorily Convertible Redeemable Preferred Stock of Horizon Offshore, Inc. (the “Company”), $0.00001 per value per share (the “Series B Preferred Stock”), the 828,411.21 outstanding shares of Series B Preferred Stock mandatorily converted into 459,055,251 shares of the Company’s common stock.
     The Company issued the shares of its common stock in reliance on exemptions from registration under the Securities Act of 1933, as amended, including Section 4(2) thereof and Rule 506 promulgated thereunder.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (“Amendment”) with the Secretary of State of the State of Delaware, effective December 12, 2005. The Amendment was filed to reduce the par value of the Company’s common and preferred stock from $0.001 per share to $0.00001 per share, and reclassify each share of the Company’s common stock and preferred stock outstanding on the date thereof.
     A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Horizon Offshore, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ Ronald D. Mogel
Ronald D. Mogel
Vice President and Chief Financial Officer

Date: December 12, 2005

EXHIBIT INDEX

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Horizon Offshore, Inc.